UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2008
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Throckmorton Street, Suite 1200
Ft. Worth, Texas	76102
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Compensatory Arrangements of Certain Officers.
     On December 2, 2008, the Compensation Committee of the Board of Directors of Range Resources Corporation (the “Company”) approved and adopted the following (i) amended and restated compensatory arrangements and (ii) amendments to compensatory arrangements applicable to its executive officers (as so amended and restated or amended, each such compensatory arrangement an “Amended Benefits Plan”):
•	Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan (the “Executive CIC Plan”);

•	Amended and Restated Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees; and

•	Seventh Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan.
     The Amended Benefits Plans reflect, among other things, changes necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively “Section 409A”). Section 409A was enacted in 2004 and governs “nonqualified deferred compensation” arrangements. It imposes an additional tax on service providers (including employees) if a nonqualified deferred compensation arrangement does not comply with its provisions. Although Section 409A took effect in 2005, final regulations were not issued until 2007. Companies must amend affected nonqualified deferred compensation arrangements by December 31, 2008 to ensure compliance with Section 409A. The changes to the Amended Benefits Plans necessary to either be exempt from Section 409A as a “short-term deferral” or to comply with Section 409A include, among other things, adding a 6-month delay for certain payments due upon the separation from service of certain key employees, revising the definition of “good reason” in the Executive CIC Plan and other defined terms used in the Amended Benefits Plans, and clarifying that deferred amounts may only be distributed upon a permissible payment event under Section 409A, such as separation from service, disability, death, a time or fixed schedule, a change in control, or the occurrence of an unforeseeable emergency.
     The Amended Benefits Plans also adopt a revised definition of “change in control,” which is consistent across the plans, and make administrative and technical changes to plan language. The revised “change in control” definition generally provides that a change in control will mean any of the following events:
•	Replacement of a majority of the members of the Company’s Board of Directors whose appointment or election is not approved by a majority of the then current members of the Board;

•	Consummation of a reorganization, merger, consolidation, or other disposition of all or substantially all of the Company’s assets or consummation of the Company’s acquisition of the assets or stock of another entity (either, a “Business Combination”), excluding, however, any Business Combination in which: (A) the Company’s current shareholders own more than 50% of the resulting entity and exercise more than 50% of the resulting entity’s combined voting power, (B) no person (other than certain entities related to the Company) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the beneficial owner of 35% or more of the Company’s outstanding stock or voting securities and (C) the individuals who were directors of the Company constitute at least a majority of the resulting entity’s board of directors;

•	Any person (other than certain entities related to the Company) or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner of 35% or more of the Company’s outstanding stock or voting securities, other than as a result of the following acquisitions: (i) an acquisition directly from the Company or (ii) an acquisition pursuant to a Business Combination which complies with the exclusions described in (A), (B) and (C) of the immediately preceding bullet point; or

•	The Company’s stockholders approve a complete liquidation or dissolution of the Company, or if no such approval is necessary, consummation of such a liquidation or dissolution.
     The foregoing description is a brief summary of the amendments to the Amended Benefits Plans and does not purport to be a complete statement of the parties’ rights and obligations under the Amended Benefits Plans. The foregoing description is qualified in its entirety by reference to the full text of the Executive CIC Plan, the Amended and Restated Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees, and the Seventh Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan, which are filed as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan

10.2	Amended and Restated Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees

10.3	Seventh Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Roger S. Manny
Roger S. Manny
Executive Vice President

Date: December 5, 2008

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Range Resources Corporation Executive Change in Control Severance Benefit Plan

10.2	Amended and Restated Range Resources Corporation 2004 Deferred Compensation Plan for Directors and Select Employees

10.3	Seventh Amendment to the Range Resources Corporation 2005 Equity-Based Compensation Plan